FOR IMMEDIATE RELEASE	CONTACT: Tiffany B. Kice
November 4, 2010	Executive Vice President
3:05 p.m. Central Time	Chief Financial Officer
(972) 258-4525

CEC ENTERTAINMENT REPORTS
FINANCIAL RESULTS FOR THE THIRD QUARTER
COMPARABLE STORE SALES INCREASE 3.8%

IRVING, TEXAS - CEC Entertainment, Inc. (NYSE: CEC) today announced its financial results for the third quarter ended October 3, 2010. Total quarterly revenues increased 4.7% to $207.1 million during the third quarter of 2010 from total quarterly revenues of $197.8  million in the third quarter of 2009. Third quarter 2010 comparable store sales on a same calendar week basis (comparing weeks 27 through 39 of fiscal year 2010 to weeks 28 through 40 of fiscal year 2009) increased 3.8%.

Despite the increase in total quarterly revenues and comparable store sales, net income for the third quarter of 2010 decreased slightly to $12.6 million compared to net income of $12.7 million in the third quarter of 2009.  The decline in net income reflects unfavorable items recorded during the third quarter of 2010 totaling approximately $1.1 million net of tax, or a $0.05 impact on diluted earnings per share, including asset impairment charges for three store locations and soft drink supplier transition costs.  Diluted earnings per share increased to $0.60 for the third quarter of 2010, compared to $0.55 in the third quarter of 2009.  Diluted earnings per share for the third quarter of 2010 benefited by the Company’s repurchase of approximately 3.0 million shares of its common stock since the beginning of the third quarter of 2009.

For the first nine months of 2010, total revenues increased 0.6% to $634.5 million compared to total revenues of $630.7  million in the first nine months of 2009. Comparable store sales for the first nine months of 2010 on a same calendar week basis (comparing weeks 1 through 39 of fiscal year 2010 to weeks 2 through 40 of fiscal year 2009) increased 0.8%. Total reported revenues for the first nine months of 2010 were unfavorably impacted by one additional operating week in the Company’s 2009 fiscal year which caused the seasonally strong first week of the 2010 calendar year to shift into the fourth fiscal quarter of 2009 instead of in the first fiscal quarter of 2010.

Net income for the first nine months of 2010 was $51.2 million compared to net income of $55.8 million in the first nine months of 2009. Diluted earnings per share decreased to $2.38 for the first nine months of 2010, compared to $2.42 in the first nine months of 2009, and was unfavorably impacted by a $0.13 per share tax adjustment recorded during the second quarter of 2010 and the unfavorable adjustments recorded during the third quarter of 2010.  Additionally, diluted earnings per share was impacted by the Company’s repurchase of approximately 3.7 million shares of its common stock since the beginning of the first quarter of 2009.

Michael Magusiak, President and Chief Executive Officer, stated that, “Our third quarter financial performance including comparable store sales, operating margins and cash flow from operations reflects the strength of our industry-leading brand and the quality implementation of our strategies. During the first three quarters of this year we generated approximately $138 million of operating cash flow.  We utilized $71 million for capital expenditures to add four additional stores and enhance 157 existing stores in the form of store expansions, major remodels and game enhancements.  Additionally, during this same time period, we repurchased 1.9 million shares of our common stock, representing approximately 9% of diluted shares outstanding, for $67 million.

The strength and resiliency of our brand is also very evident over a longer time horizon.  Despite economic headwinds as indicated by high unemployment over the past two years and three quarters, our cash flow has enabled us to materially enhance our restaurant/entertainment product and return a significant amount of capital to shareholders in the form of share repurchases.  During 2008, 2009 and the first three quarters of 2010 we have added 14 new company stores and enhanced over 450 stores in the form of store expansions, major remodels and game enhancements.  Additionally, over this same time period, we repurchased approximately 8.6 million shares of our stock representing approximately 37% of the average diluted shares outstanding over the repurchase period. We believe that our aggressive capital plan with our other sales strategies and significant share repurchases will enhance long-term shareholder value.”

Mr. Magusiak also stated, “I appreciate the hard work of our operators and support center employees and look forward to the growth of our concept both domestically and internationally.”

Business Outlook:
Based on its current estimates, the Company is projecting fourth quarter 2010 diluted earnings per share to be in a range of $0.17 to $0.19. This guidance incorporates the following assumptions for the fourth quarter of 2010:
•	comparable store sales on a calendar week basis, up 2.0% to 3.0%;
•	Six to eight additional Company-owned stores, including one or two franchise acquisitions and one relocation;
•	average cheddar block prices in a range of $1.65 to $1.70 per pound;
•	depreciation and rent expense will each grow approximately 4% from prior year quarter;
•	advertising expense as a percentage of total revenues will decrease approximately 0.3 percentage points;
•	effective tax rate of approximately 38.2%;
•	capital expenditures will range from $32.0 million to $34.0 million;
•	intent to repurchase Company common stock on an opportunistic basis.

In addition, the Company is projecting fiscal year 2011 diluted earnings per share to be in a range of $2.93 to $3.03. This guidance considers total capital expenditures ranging from $93.0 million to $97.0 million, impacting approximately 200 stores and the addition of approximately six to eight Company-owned stores.

Third Quarter 2010 Conference Call:
The Company will host a conference call Thursday, November 4, 2010, at 3:30 p.m. Central Time to discuss its third quarter 2010 financial results and outlook for the fourth quarter of 2010 and fiscal year 2011. A live webcast of the call (listen only) can be accessed through the Company's website, www.chuckecheese.com. Shortly after its conclusion, a replay of the call will be available on the website through Friday, December 24, 2010.

Non-GAAP Financial Measures:
The Company reports and discusses its operating results using financial measures consistent with generally accepted accounting principles ("GAAP").  From time to time in the course of financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures such as Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Free Cash Flow. The non-GAAP financial measures presented in this earnings release should not be viewed as alternatives or substitutes for the Company's reported GAAP results.

The Company believes that EBITDA provides useful information to the Company, investors and other interested parties about the Company’s operating performance, its capacity to incur and service debt, fund capital expenditures and other corporate uses.  A reconciliation of the most directly comparable GAAP financial measure to EBITDA is set forth in a table accompanying this release.  EBITDA as defined herein may differ from similarly titled measures presented by other companies.

The Company believes that Free Cash Flow provides useful information to the Company, investors and other interested parties about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for other strategic opportunities, including servicing debt, funding additional capital expenditures and making investments in the business. It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures. A reconciliation of the most directly comparable GAAP financial measure to Free Cash Flow is set forth in a table accompanying this release. Free Cash Flow as defined herein may differ from similarly titled measures presented by other companies.

About CEC Entertainment, Inc.:
Celebrating over 30 years of success as a place Where a Kid can be a Kid®, CEC Entertainment, Inc. is a nationally recognized leader in family dining and entertainment.  Chuck E. Cheese's stores feature musical and comic entertainment by robotic and animated characters, arcade-style and skill oriented games, video games, rides and other activities intended to appeal to families with children between the ages of two and 12 and offers a variety of pizzas, sandwiches, appetizers, a salad bar and desserts. The Company and its franchisees operate a system of 546 Chuck E. Cheese's stores located in 48 states (excluding Wyoming and Vermont) and six foreign countries or territories.  Currently, 500 locations in the United States and Canada are owned and operated by the Company. For more information, see the Company’s website at www.chuckecheese.com.

Forward-Looking Statements:
Certain statements in this press release, other than historical information, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, and are subject to various risks, uncertainties and assumptions. Statements that are not historical in nature, and which may be identified by the use of words such as “may,” “should,” “could,” “believe,” “predict,” “potential,” “continue,” “plan,” “intend,” “expect,” “anticipate,” “future,” “project,” “estimate” and similar expressions (or the negative of such expressions) are forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2010. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected.

Factors that could cause actual results to differ materially from those contemplated by forward-looking statements include, but are not limited to:

•	Changes in consumer discretionary spending and general economic conditions;

•	Disruptions in the financial markets affecting the availability and cost of credit and our ability to maintain adequate insurance coverage;

•	Our ability to successfully implement our business development strategies;

•	Costs incurred in connection with our business development strategies;

•	Competition in both the restaurant and entertainment industries;

•	Loss of certain key personnel;

•	Increases in food, labor and other operating costs;

•	Changes in consumers’ health, nutrition and dietary preferences;

•	Negative publicity concerning food quality, health, safety and other issues;

•	Continued existence or occurrence of certain public health issues;

•	Disruption of our commodity distribution system;

•	Our dependence on a few global providers for the procurement of games and rides;

•	Adverse affects of local conditions, events and natural disasters;

•	Fluctuations in our quarterly results of operations due to seasonality;

•	Conditions in foreign markets;

•	Risks in connection with owning and leasing real estate;

•	Our ability to adequately protect our trademarks or other proprietary rights;

•	Government regulations, litigation, product liability claims and product recalls;

•	Disruptions of our information technology systems;

•	Application of and changes in generally accepted accounting principles; and

•	Failure to establish, maintain and apply adequate internal control over financial reporting.

The forward-looking statements made in this press release relate only to events as of the date on which the statements were made. Except as may be required by law, the Company undertakes no obligation to update its forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

- financial tables follow -

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended				Nine Months Ended
	October 3,		September 27,		October 3,		September 27,
	2010		2009		2010		2009

REVENUES
Food and beverage sales	$99,452	48.0%	$95,060	48.1%	$309,532	48.8%	$314,662	49.9%
Entertainment and merchandise sales	106,747	51.5%	101,860	51.5%	321,996	50.8%	313,117	49.6%

Company store sales	206,199	99.5%	196,920	99.5%	631,528	99.5%	627,779	99.5%
Franchise fees and royalties	945	0.5%	898	0.5%	2,929	0.5%	2,967	0.5%

Total revenues	207,144	100.0%	197,818	100.0%	634,457	100.0%	630,746	100.0%

OPERATING COSTS AND EXPENSES
Company store operating costs:
Cost of food and beverage (exclusive of items shown separately below) (1)	22,143	22.3%	21,868	23.0%	69,729	22.5%	69,626	22.1%
Cost of entertainment and merchandise (exclusive of items shown separately below) (2)	8,906	8.3%	8,947	8.8%	26,692	8.3%	28,071	9.0%
Cost of food, beverage, entertainment and merchandise(3)	31,049	15.1%	30,815	15.6%	96,421	15.3%	97,697	15.6%

Labor expenses (3)	55,740	27.0%	54,593	27.7%	168,112	26.6%	167,538	26.7%
Depreciation and amortization (3)	19,903	9.7%	19,232	9.8%	59,345	9.4%	57,186	9.1%
Rent expense (3)	17,719	8.6%	17,010	8.6%	52,645	8.3%	50,643	8.1%
Other store operating expenses (3)	36,025	17.5%	32,226	16.4%	96,757	15.3%	92,635	14.8%
Total Company store operating costs (3)	160,436	77.8%	153,876	78.1%	473,280	74.9%	465,699	74.2%

Advertising expense	9,870	4.8%	9,179	4.6%	27,292	4.3%	27,860	4.4%
General and administrative expenses	12,176	5.9%	11,328	5.7%	37,297	5.9%	37,583	6.0%
Asset Impairments	936	0.5%	-	0.0%	936	0.1%	-	0.0%
Total operating costs and expenses	183,418	88.5%	174,383	88.2%	538,805	84.9%	531,142	84.2%
Operating income	23,726	11.5%	23,435	11.8%	95,652	15.1%	99,604	15.8%

Interest expense	2,951	1.4%	2,769	1.4%	9,063	1.4%	8,938	1.4%
Income before income taxes	20,775	10.0%	20,666	10.4%	86,589	13.6%	90,666	14.4%

Income taxes	8,194	4.0%	7,955	4.0%	35,368	5.6%	34,909	5.5%
Net income	$12,581	6.1%	$12,711	6.4%	$51,221	8.1%	$55,757	8.8%

Earnings per share:
Basic	$0.60		$0.55		$2.38		$2.43
Diluted	$0.60		$0.55		$2.38		$2.42

Weighted average shares outstanding:
Basic	20,844		22,971		21,488		22,949
Diluted	20,877		23,021		21,525		23,080

Percentages are expressed as a percent of total revenues (except as otherwise noted).

(1)	Percent amount expressed as a percentage of food and beverage sales.
(2)	Percent amount expressed as a percentage of entertainment and merchandise sales.
(3)	Percentage amount expressed as a percentage of Company store sales.
Due to rounding, percentages presented in the table above may not add. The percentage amounts for the components of cost of food, beverage, entertainment and merchandise do not sum due to the fact that cost of food and beverage and cost of entertainment and merchandise are expressed as a percentage of related food and beverage and entertainment and merchandise sales, as opposed to total Company store sales.

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	October 3,	January 3,
	2010	2010
ASSETS

Current assets:
Cash and cash equivalents	$18,733	$17,361
Other current assets	50,797	62,354
Total current assets	69,530	79,715
Property and equipment, net	669,856	662,747
Other noncurrent assets	6,673	1,804

Total assets	$746,059	$744,266

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of debt	$935	$881
Other current liabilities	86,944	79,858
Total current liabilities	87,879	80,739
Debt, less current portion	366,438	364,929
Other noncurrent liabilities	130,692	130,685
Total liabilities	585,009	576,353

Stockholders’ equity	161,050	167,913

Total liabilities and stockholders’ equity	$746,059	$744,266

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Nine Months Ended
	October 3,	September 27,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$51,221	$55,757
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	60,013	57,859
Deferred income taxes	(2,220)	8,628
Stock-based compensation expense	5,511	5,974
Other adjustments	1,800	825
Changes in operating assets and liabilities:
Operating assets	5,966	8,210
Operating liabilities	15,499	(9,822)
Net cash provided by operating activities	137,790	127,431

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(70,685)	(51,167)
Other investing activities	(2,451)	119
Net cash used in investing activities	(73,136)	(51,048)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from (payments on) revolving credit facility	2,200	(62,250)
Exercise of stock options	4,737	18,282
Payment of taxes for returned restricted shares	(2,757)	(1,364)
Treasury stock acquired	(67,441)	(33,571)
Other financing activities	(35)	1,435
Net cash used in financing activities	(63,296)	(77,468)

Effect of foreign exchange rate changes on cash	14	(645)

Change in cash and cash equivalents	1,372	(1,730)

Cash and cash equivalents at beginning of period	17,361	17,769

Cash and cash equivalents at end of period	$18,733	$16,039

CEC ENTERTAINMENT, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands)

The following tables set forth a reconciliation of net income to EBITDA and EBITDA expressed as a percentage of total revenues for the periods shown:

	2009	2008	2007	2006	2005
	(Unaudited)

Revenues	$818,346	$814,509	$785,322	$772,553	$726,169

Net income	$61,194	$56,494	$55,921	$68,257	$69,671
Add:
Income taxes	37,754	34,137	35,453	43,120	43,110
Interest expense	12,017	17,389	13,170	9,508	4,532
Depreciation and amortization	78,071	75,445	71,919	65,392	61,310
EBITDA	$189,036	$183,465	$176,463	$186,277	$178,623

EBITDA as a percent of revenues	23.1%	22.5%	22.5%	24.1%	24.6%

Nine
Months Ended
October 3,
2010
(Unaudited)

Revenues	$634,457

Net income	$51,221
Add:
Income taxes	35,368
Interest expense	9,063
Depreciation and amortization	60,013
EBITDA	$155,665

EBITDA as a percent of revenues	24.5%

EBITDA, a non-GAAP financial measure, is defined by the Company as net income before income taxes, interest expense and depreciation and amortization.  EBITDA as defined herein may differ from similarly titled measures presented by other companies.

The Company believes that EBITDA provides useful information to the Company, investors and other interested parties about the Company’s operating performance, its capacity to incur and service debt, fund capital expenditures and other corporate uses. The non-GAAP financial measure presented in the table above should not be viewed as an alternative or substitute for the Company’s reported GAAP results.

CEC ENTERTAINMENT, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands)

The following table sets forth a reconciliation of cash provided by operating activities to Free Cash Flow for the periods shown:

	Three Months Ended		Nine Months Ended
	October 3,	September 27,	October 3,	September 27,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)

Cash provided by operating activities	$36,872	$35,803	$137,790	$127,431
Less:
Capital expenditures	27,611	18,177	70,685	51,167
Free Cash Flow	$9,261	$17,626	$67,105	$76,264

Free Cash Flow, a non-GAAP financial measure, is defined by the Company as cash provided by operating activities less capital expenditures. Free Cash Flow as defined herein may differ from similarly titled measures presented by other companies.

The Company believes that Free Cash Flow provides useful information to the Company, investors and other interested parties about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for other strategic opportunities, including servicing debt, funding additional capital expenditures and making investments in the business. It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures. The non-GAAP financial measure presented in the table above should not be viewed as an alternative or substitute for the Company’s reported GAAP results.

CEC ENTERTAINMENT, INC.
STORE COUNT INFORMATION

	Three Months Ended		Nine Months Ended
	October 3,	September 27,	October 3,	September 27,
	2010	2009	2010	2009

Number of Company-owned stores:
Beginning of period	498	496	497	495
New	1	-	1	1
Acquired from franchisees	2	-	3	-
Closed	(1)	(1)	(1)	(1)
End of period	500	495	500	495

Number of franchised stores:
Beginning of period	48	48	48	46
New	-	-	1	2
Acquired by the Company	(2)	-	(3)	-
Closed	-	-	-	-
End of period	46	48	46	48

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